Exhibit 99.1

Extra Space Storage Inc. PHONE (801) 365-4600 FAX (801) 365-4855 2795 East Cottonwood Parkway, Suite 400 Salt Lake City, Utah 84121 www.extraspace.com

FOR IMMEDIATE RELEASE

Extra Space Storage Inc. Reports 2011 Fourth Quarter and Year End Results

~ Achieves $0.35 FFO Per Share for the Quarter and $1.20 for the Year ~

~ Same-Store NOI Increases 9.3% for the Quarter and 7.6% for the Year ~

~ Year-Over-Year Same-Store Occupancy Increases 310 Basis Points ~

~ First Quarter 2012 Dividend Increases by 42.9% ~

SALT LAKE CITY, UTAH, February 21, 2012 — Extra Space Storage Inc. (NYSE: EXR) (the “Company”), a leading owner and operator of self-storage properties in the United States, announced operating results for the three months and year ended December 31, 2011.

Highlights for the Three Months Ended December 31, 2011:

•                  Achieved funds from operations (“FFO”) of $0.35 per diluted share including lease up dilution of $0.01 per share, resulting in 34.6% quarter-over-quarter growth compared to 2010.

•                  Increased same-store revenue and net operating income (“NOI”) by 5.8% and 9.3%, respectively, as compared to the same period in 2010.

•                  Grew same-store occupancy by 310 basis points to 87.8% at December 31, 2011, compared to 84.7% as of December 31, 2010.

•                  Acquired 28 properties for a purchase price of $189.9 million.

•                  Increased the Company’s third-party management program to 185 properties.

•                  Paid a quarterly dividend of $0.14 per share.

Spencer F. Kirk, Chairman and CEO of Extra Space Storage Inc., commented:  “With strong property performance and robust acquisition activity we produced 32% annual growth in our FFO per share over 2010 and delivered an excellent return to our stockholders.  We are intensley focused on the fundamentals that drive our business.  Strong execution on the basics and continued innovation will drive our success and allow us to capitalize on an environment marked by higher occupancy, stronger pricing and limited supply.”

FFO Per Share:

The following table outlines the Company’s FFO and FFO as adjusted for the three months and years ended December 31, 2011 and 2010.  The tables also provide a reconciliation to GAAP net income per diluted share for each period presented (amounts shown in thousands, except share data - unaudited):

	For the Three Months Ended December 31,				For the Year Ended December 31,
	2011		2010		2011		2010
		(per share)		(per share)		(per share)		(per share)
Net income attributable to common stockholders	$16,278	$0.17	$8,916	$0.10	$50,449	$0.54	$26,331	0.30
Adjustments:
Real estate depreciation	14,647	0.14	12,195	0.13	52,647	0.54	47,063	0.50
Amortization of intangibles	1,004	0.01	251	—	2,375	0.02	650	—
Joint venture real estate depreciation and amortization	1,820	0.02	2,088	0.02	7,931	0.08	8,269	0.09
Joint venture loss on sale of properties	3	—	—	—	185	—	65	—
Distributions paid on Preferred Operating Partnership units	(1,437)	(0.01)	(1,437)	(0.01)	(5,750)	(0.06)	(5,750)	(0.06)
Income allocated to Operating Partnership noncontrolling interests	2,132	0.02	1,879	0.02	7,978	0.08	7,096	0.08
Funds from operations	$34,447	$0.35	$23,892	$0.26	$115,815	$1.20	$83,724	$0.91

Adjustments:
Non-cash interest expense related to amortization of discount on exchangeable senior notes	453	—	428	—	1,761	0.01	1,664	0.02
Unrecovered development and acquisition costs	731	0.01	812	0.01	2,896	0.03	1,235	0.01
Loss on sublease	—	—	—	—	—	—	2,000	0.02
Net effect of prior periods asset management fee from joint venture	(3,319)	(0.03)	—	—	(3,319)	(0.03)	—	—
Severance costs	2,137	0.02	—	—	2,137	0.02	—	—
Funds from operations - adjusted	$34,449	$0.35	$25,132	$0.27	$119,290	$1.23	$88,623	$0.96

Weighted average number of shares - diluted	99,085,766		92,348,254		96,683,508		92,050,453

FFO and FFO as adjusted include the dilutive impact from lease-up properties of $0.01 and $0.07 per diluted share, respectively, for the three months and year ended December 31, 2011, compared to $0.03 and $0.12 for the same periods in 2010.

Included in operating results for the three months and year ended December 31, 2011, is a severance charge of $0.02 per diluted share related to the departure of Kent W. Christensen, Chief Financial Officer, in December 2011.  Included in the general and administrative expenses for the three months and year ended December 31, 2011, is a non-recurring expense of $0.02 per diluted share related to litigation matters.  Included in management and franchise fees is joint-venture asset management fee income of $0.04 per diluted share related to prior periods.

Operating results for the three months and year ended December 31, 2010, included a one-time charge of $0.02 per diluted share related to the bankruptcy of a tenant sub-leasing office space in Memphis, TN from the Company under a long-term lease assumed in the 2005 Storage USA acquisition.

Operating Results and Same-Store Property Performance:

The following table outlines the Company’s same-store property performance for the three months and years ended December 31, 2011 and 2010 (amounts shown in thousands, except property count data - unaudited):

	For the Three Months Ended December 31,		Percent	For the Year Ended December 31,		Percent
	2011	2010	Change	2011	2010	Change
Same-store rental and tenant reinsurance revenues	$61,395	$58,026	5.8%	$241,001	$229,785	4.9%
Same-store operating and tenant reinsurance expenses	19,387	19,593	(1.1)%	78,892	79,098	(0.3)%
Same-store net operating income	$42,008	$38,433	9.3%	$162,109	$150,687	7.6%

Non same-store rental and tenant reinsurance revenues	$20,357	$9,062	124.6%	$58,905	$28,590	106.0%
Non same-store operating and tenant reinsurance expenses	$7,318	$4,430	65.2%	$22,732	$13,572	67.5%

Total rental and tenant reinsurance revenues	$81,752	$67,088	21.9%	$299,906	$258,375	16.1%
Total operating and tenant reinsurance expenses	$26,705	$24,023	11.2%	$101,624	$92,670	9.7%

Same-store square foot occupancy as of quarter end	87.8%	84.7%		87.8%	84.7%

Properties included in same-store	253	253		253	253

Occupancy increased 310 basis points over the prior year.  Street rates to new tenants increased by approximately 4.5% while discounts decreased 1.0% during the quarter.  Expenses for the three months ended December 31, 2011, were lower primarily due to lower utility costs, a decrease in advertising and lower snow removal expenses.

The Company’s major markets with revenue growth above the portfolio average for the three months ended December 31, 2011, were Boston, New Jersey, New York, Philadelphia, San Francisco and Washington, D.C.  Markets performing below the Company’s portfolio average included Houston, Las Vegas and San Diego.

Acquisition and Third-Party Management Activity:

During the quarter, the Company purchased 28 properties for approximately $189.9 million.  The properties are located in California, Florida, Illinois, Massachusetts, New Jersey, New York and Rhode Island.  Of the 28 properties purchased, 19 came from a previously announced portfolio acquisition located in California.  An additional six properties were added as the Company purchased its partner’s 90% equity interest in an existing joint venture.

During the quarter, the Company increased its third-party management program by seven properties.  As of December 31, 2011, the Company managed a total of 185 properties for third-party owners.  Including 341 properties owned in joint ventures, the Company has a total of 526 properties under management.  The Company continues to be the largest self-storage management company in the United States.

Balance Sheet:

As of December 31, 2011, the Company’s percentage of fixed-rate debt to total debt was 75.5%. The weighted average interest rate on the Company’s debt was 5.3% for fixed-rate debt and 2.7% for variable-rate debt.  The combined weighted average interest rate was 4.7% with a weighted average maturity of approximately 5.5 years.

Dividends:

The Company paid a fourth quarter dividend of $0.14 per share on the common stock of the Company on December 31, 2011, to stockholders of record at the close of business on December 9, 2011.

On February 16, 2012, the Company’s Board of Directors declared a first quarter 2012 dividend of $0.20 per share on the common stock of the Company, an increase of 42.9% over the fourth quarter of 2011. The dividend will be paid on March 30, 2012 to stockholders of record at the close of business on March 15, 2012.

Outlook:

The Company currently estimates that FFO per diluted share for the quarter ending March 31, 2012, will be between $0.31 and $0.33 and will be between $1.37 and $1.45 for the full year ending December 31, 2012.  FFO estimates for the year are fully diluted for an estimated average number of shares and Operating Partnership units (“OP units”) outstanding during the year.  The Company’s estimates are forward-looking and based on management’s view of current and future market conditions.

The Company’s actual results may differ materially from these estimates, which include the following annual assumptions:

•                  Same-store property revenue growth, including tenant reinsurance, between 3.5% and 5.0%.

•      Same-store property expense increase, including tenant reinsurance, between 3.0% and 4.0%.

•      Same-store property NOI growth, including tenant reinsurance, between 3.0% and 6.0%.

•      Net tenant reinsurance income between $25.0 million and $26.0 million.

•                  General and administrative expenses between $51.0 million and $53.0 million, including non-cash compensation expense of approximately $5.5 million.

•                  Average monthly cash balance of approximately $15.0 million.

•                  Equity in earnings of real estate ventures between $9.0 million and $10.0 million.

•                  Acquisition activity of approximately $100.0 million.

•                  Interest expense between $70.0 million and $72.0 million.

•                  Weighted average LIBOR of 0.5%.

•                  Weighted average number of outstanding shares, including OP units, of approximately 99.8 million.

•                  Dilution associated with the Company’s lease-up properties of approximately $2.0 million.

•                  Taxes associated with the Company’s taxable Real Estate Investment Trust (“REIT”) subsidiary between $2.5 million and $3.5 million, inclusive of approximately $6.0 million in solar tax credits.

•                  Unrecovered development and acquisition costs of approximately $1.2 million.

•                  Non-cash interest charges associated with exchangeable senior notes of approximately $0.5 million.

Supplemental Financial Information:

Supplemental unaudited financial information regarding the Company’s performance can be found on the Company’s website at www.extraspace.com. Click on the “Investor Relations” link at the bottom of the home page, then on “Financial & Stock Info,” then on “Quarterly Earnings” on the left of the page.  This supplemental information provides additional detail on items that include property occupancy and financial performance by portfolio and market, debt maturity schedules and performance and progress of property development.

Conference Call:

The Company will host a conference call at 1:00 p.m. Eastern Time on Wednesday, February 22, 2012, to discuss its financial results. To participate in the conference call, please dial 866-700-6979 or 617-213-8836 for international participants, conference ID:  11461378.  The conference call will also be available on the Company’s website at www.extraspace.com.  To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.  A replay of the call will be available for 30 days on the Company’s website in the Investor Relations section.

A replay of the call will also be available by telephone, from 3:00 p.m. Eastern Time on February 22, 2012, until midnight Eastern Time on March 22, 2012.  The replay dial-in numbers are 888-286-8010 or 617-801-6888 for international callers, conference ID: 84857761.

Forward-Looking Statements:

Certain information set forth in this release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “anticipates,” or “intends,” or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements.  There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this release.  Any forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.  Such factors include, but are not limited to:

•                  changes in general economic conditions, the real estate industry and the markets in which we operate;

•                  the effect of competition from new and existing self-storage facilities or other storage alternatives, which could cause rents and occupancy rates to decline;

•                  difficulties in our ability to evaluate, finance, complete and integrate acquisitions and developments successfully and to lease up those properties, which could adversely affect our profitability;

•                  potential liability for uninsured losses and environmental contamination;

•                  the impact of the regulatory environment as well as national, state, and local laws and regulations including, without limitation, those governing REITs, which could increase our expenses and reduce our cash available for distribution;

•                  disruptions in credit and financial markets and resulting difficulties in raising capital or obtaining credit at reasonable rates or at all, which could impede our ability to grow;

•                  increased interest rates and operating costs;

•                  reductions in asset valuations and related impairment charges;

•                  the failure to maintain our REIT status for federal income tax purposes;

•                  economic uncertainty due to the impact of war or terrorism, which could adversely affect our business plan; and

•                  our ability to attract and retain qualified personnel and management members.

All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.

Notes to Financial Information:

The Company operates as a self-managed and self-administered REIT. Readers are encouraged to find further detail regarding Extra Space Storage’s organizational structure in its most recent Annual Report on Form 10-K as filed with the SEC.

Definition of FFO:

FFO provides relevant and meaningful information about the Company’s operating performance that is necessary, along with net income and cash flows, for an understanding of the Company’s operating results. The Company believes FFO is a meaningful disclosure as a supplement to net earnings. Net earnings assume that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses.  The values of real estate assets fluctuate due to market conditions and the

Company believes FFO more accurately reflects the value of the Company’s real estate assets.  FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of operating properties and impairment write-downs of depreciable real estate assets, plus depreciation and amortization and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. The Company believes that to further understand the Company’s performance, FFO should be considered along with the reported net income and cash flows in accordance with GAAP, as presented in the Company’s consolidated financial statements.

For informational purposes, the Company provides FFO as adjusted for the exclusion of gains from early extinguishment of debt, non-recurring revenues and expenses, unrecovered acquisition and development costs and non-cash interest charges related to ASC 470-20.  Although the Company’s calculation of FFO as adjusted differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the Company believes it provides a meaningful supplemental measure of operating performance.  The Company believes that by excluding gains from early extinguishment of debt, non-recurring revenues and expenses, the costs related to acquiring properties and non-cash charges related to ASC 470-20, stockholders and potential investors are presented with an indicator of its operating performance that more closely achieves the objectives of the real estate industry in presenting FFO.  FFO as adjusted by the Company should not be considered a replacement of the NAREIT definition of FFO and may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.  FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income as an indication of the Company’s performance, as an alternative to net cash flow from operating activities, as a measure of liquidity, or as an indicator of the Company’s ability to make cash distributions.

Definition of Same-Store Properties:

The Company’s same-store properties for the three months and year ended December 31, 2011, consisted of 253 properties that were wholly-owned and operated and that were stabilized by the first day of each period.  The Company considers a property to be stabilized once it has been open three years or has sustained average square foot occupancy of 80.0% or more for one calendar year.  Same-store results provide information relating to property operations without the effects of acquisitions or completed developments and should not be used as a basis for future same-store performance or for the performance of the Company’s properties as a whole.

About Extra Space Storage Inc.:

Extra Space Storage Inc., headquartered in Salt Lake City, Utah, is a self-administered and self-managed REIT that owns and/or operates 882 self-storage properties in 34 states and Washington, D.C.  The Company’s properties comprise approximately 585,000 units and approximately 64 million square feet of rentable space, offering customers a wide selection of conveniently located and secure storage solutions across the country, including boat storage, RV storage and business storage.  The Company is the second largest owner and/or operator of self-storage properties in the United States and is the largest self-storage management company in the United States.

###

For Information:

Clint Halverson

Extra Space Storage Inc.

(801) 365-4597

— Financial Tables Follow —

Extra Space Storage Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	December 31, 2011	December 31, 2010

Assets:
Real estate assets:
Net operating real estate assets	$2,254,429	$1,935,319
Real estate under development	9,366	37,083
Net real estate assets	2,263,795	1,972,402

Investments in real estate ventures	130,410	140,560
Cash and cash equivalents	26,484	46,750
Restricted cash	25,768	30,498
Receivables from related parties and affiliated real estate joint ventures	18,517	10,061
Other assets, net	51,276	49,549
Total assets	$2,516,250	$2,249,820

Liabilities, Noncontrolling Interests and Equity:
Notes payable	$937,001	$871,403
Notes payable to trusts	119,590	119,590
Exchangeable senior notes	87,663	87,663
Premium (discount) on notes payable	4,402	(2,205)
Lines of credit	215,000	170,467
Accounts payable and accrued expenses	45,079	35,242
Other liabilities	33,754	28,589
Total liabilities	1,442,489	1,310,749

Commitments and contingencies

Equity:
Extra Space Storage Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 94,783,590 and 87,587,322 shares issued and outstanding at December 31, 2011 and December 31, 2010, respectively	948	876
Paid-in capital	1,290,021	1,148,820
Accumulated other comprehensive deficit	(7,936)	(5,787)
Accumulated deficit	(264,086)	(262,508)
Total Extra Space Storage Inc. stockholders’ equity	1,018,947	881,401
Noncontrolling interest represented by Preferred Operating Partnership units, net of $100,000 note receivable	29,695	29,733
Noncontrolling interests in Operating Partnership	24,018	26,803
Other noncontrolling interests	1,101	1,134
Total noncontrolling interests and equity	1,073,761	939,071
Total liabilities, noncontrolling interests and equity	$2,516,250	$2,249,820

Consolidated Statement of Operations for the Three Months Ended December 31, 2011 and 2010 — Unaudited

(In thousands, except share data)

	Three Months Ended December 31,
	2011	2010
Revenues:
Property rental	$73,460	$60,186
Management and franchise fees	11,460	6,066
Tenant reinsurance	8,292	6,902
Total revenues	93,212	73,154

Expenses:
Property operations	25,155	21,934
Tenant reinsurance	1,550	2,089
Unrecovered development and acquisition costs	731	812
Severance costs	2,137	—
General and administrative	13,287	11,525
Depreciation and amortization	15,973	13,209
Total expenses	58,833	49,569

Income from operations	34,379	23,585

Interest expense	(17,870)	(14,907)
Non-cash interest expense related to amortization of discount on exchangeable senior notes	(453)	(428)
Interest income	471	184
Interest income on note receivable from Preferred Operating Partnership unit holder	1,212	1,212
Income before equity in earnings of real estate ventures and income tax expense	17,739	9,646

Equity in earnings of real estate ventures	1,227	1,957
Income tax expense	(552)	(815)
Net income	18,414	10,788
Net income allocated to Preferred Operating Partnership noncontrolling interests	(1,607)	(1,538)
Net income allocated to Operating Partnership and other noncontrolling interests	(529)	(334)
Net income attributable to common stockholders	$16,278	$8,916

Net income per common share
Basic	$0.17	$0.10
Diluted	$0.17	$0.10

Weighted average number of shares
Basic	94,530,814	87,565,487
Diluted	99,085,766	92,348,254

Cash dividends paid per common share	$0.14	$0.10

Consolidated Statement of Operations for the Years Ended December 31, 2011 and 2010

(In thousands, except share data)

	For the Year Ended December 31,
	2011	2010
Revenues:
Property rental	$268,725	$232,447
Management and franchise fees	29,924	23,122
Tenant reinsurance	31,181	25,928
Total revenues	329,830	281,497

Expenses:
Property operations	95,481	86,165
Tenant reinsurance	6,143	6,505
Unrecovered development and acquisition costs	2,896	1,235
Loss on sublease	—	2,000
Severance costs	2,137	—
General and administrative	49,683	44,428
Depreciation and amortization	58,014	50,349
Total expenses	214,354	190,682

Income from operations	115,476	90,815

Interest expense	(67,301)	(64,116)
Non-cash interest expense related to amortization of discount on exchangeable senior notes	(1,761)	(1,664)
Interest income	1,027	898
Interest income on note receivable from Preferred Operating Partnership unit holder	4,850	4,850
Income before equity in earnings of real estate ventures and income tax expense	52,291	30,783

Equity in earnings of real estate ventures	7,287	6,753
Income tax expense	(1,155)	(4,162)
Net income	58,423	33,374
Net income allocated to Preferred Operating Partnership noncontrolling interests	(6,289)	(6,048)
Net income allocated to Operating Partnership and other noncontrolling interests	(1,685)	(995)
Net income attributable to common stockholders	$50,449	$26,331

Net income per common share
Basic	$0.55	$0.30
Diluted	$0.54	$0.30

Weighted average number of shares
Basic	92,097,008	87,324,104
Diluted	96,683,508	92,050,453

Cash dividends paid per common share	$0.56	$0.40

Reconciliation of the Range of Estimated Fully Diluted Net Income Per Share to Estimated Fully Diluted FFO Per Share — for the Three Months Ending March 31, 2012 and the Year Ending December 31, 2012 — Unaudited

	For the Three Months Ending March 31, 2012		For the Year Ending December 31, 2012
	Low End	High End	Low End	High End
Net income attributable to common stockholders per diluted share	$0.13	$0.15	$0.63	$0.71
Income allocated to noncontrolling interest - Preferred Operating Partnership and Operating Partnership	0.02	0.02	0.10	0.10
Fixed component of income allocated to non-controlling interest - Preferred Operating Partnership	(0.01)	(0.01)	(0.06)	(0.06)
Net income for diluted computations	0.14	0.16	0.67	0.75

Adjustments:
Real estate depreciation	0.14	0.14	0.59	0.59
Amortization of intangibles	0.01	0.01	0.03	0.03
Joint venture real estate depreciation and amortization	0.02	0.02	0.08	0.08
Diluted funds from operations per share	$0.31	$0.33	$1.37	$1.45